SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                        Global Payment Technologies, Inc.
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                        Global Payment Technologies, Inc.
                                425B Oser Avenue,
                            Hauppauge, New York 11788



                                          January 28, 2002



Dear Fellow Stockholders:

     You are cordially invited to attend our 2002 Annual Meeting of Stockholders, which will be held on Friday, March 22, 2002 at 10:00 a.m., at the Garden City Hotel, 45 7th Street, Garden City, New York 11530.

     The Notice of Annual Meeting and Proxy Statement which follows describes the business to be conducted at the meeting.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, I urge you to complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please advise our Transfer Agent, American Stock Transfer & Trust Company, in writing, at 59 Maiden Lane, New York, New York 10038.

     Your vote is very important, and we would appreciate a prompt return of your signed proxy card. We hope to see you at the meeting.


                                          Cordially,


                                          STEPHEN KATZ
                                          Chairman and Chief Executive Officer

                        GLOBAL PAYMENT TECHNOLOGIES, INC.
                                425B Oser Avenue,
                            Hauppauge, New York 11788

                                -----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 22, 2002

                                -----------------

To the Stockholders of
GLOBAL PAYMENT TECHNOLOGIES, INC.:

     NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders of GLOBAL PAYMENT TECHNOLOGIES, INC. (the "Company") will be held at the Garden City Hotel, 45 7th Street, Garden City, New York 11530, on March 22, 2002 at 10:00 a.m., Eastern Standard Time, for the following purposes:

          1. To elect one (1) Class I director to serve until the Annual Meeting of Stockholders to be held in the year 2005 and until his successor is elected and qualified; and

          2. To transact such other business as may properly be brought before the Annual Meeting or any adjournments or postponements thereof.

     Only stockholders of record at the close of business on February 14, 2002 are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

                                        By Order of the Board of Directors,

                                        THOMAS MCNEILL
                                        Secretary

Hauppauge, New York
January 28, 2002

- --------------------------------------------------------------------------------

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                        GLOBAL PAYMENT TECHNOLOGIES, INC.
                              ---------------------

                                 PROXY STATEMENT
                              ---------------------

     This Proxy Statement is furnished to the stockholders of Global Payment Technologies, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2002 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Garden City Hotel, 45 7th Street, Garden City, New York 11530, on Friday, March 22, 2002 at 10:00 a.m., Eastern Standard Time, and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

     The Company intends to mail this Proxy Statement and the accompanying proxy to stockholders on or about February 21, 2002.

     The cost of solicitation of proxies will be borne by the Company. The Company may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses incurred in forwarding solicitation materials to the beneficial owners of shares held of record by such persons. It is contemplated that proxies will be solicited principally through the mail, but directors, officers and regular employees of the Company may, without additional compensation, solicit proxies personally or by telephone, facsimile or special letter.

     Proxies in the accompanying form, duly executed, returned to the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company or by personally withdrawing the proxy at the meeting and voting in person.

     The address and telephone number of the principal executive offices of the Company are:

                                425B Oser Avenue,
                            Hauppauge, New York 11788
                          Telephone No.: (631) 231-1177


                       OUTSTANDING STOCK AND VOTING RIGHTS

     Only stockholders of record at the close of business on February 14, 2002 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of January 17, 2001, there were issued and outstanding 5,527,266 shares of the Company's common stock, par value $.01 per share ("Common Stock"), the only class of voting securities of the Company. Each share of

Common Stock that is outstanding on the Record Date entitles the holder thereof to one vote on each matter submitted to a vote at the Annual Meeting.

                          QUORUM AND VOTING PROCEDURES

     Quorum: The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Annual Meeting in determining the presence of a quorum.

     Vote Required: Directors are elected by a plurality of votes of the shares of Common Stock represented in person or by proxy at the Annual Meeting. Votes will be counted and certified by one or more Inspectors of Election who are expected to be either employees of the Company, counsel to the Company or employees of American Stock Transfer & Trust Company, the Company's transfer agent.

     Effect of Abstentions and Broker Non-Votes: Proxies submitted which contain abstentions or "broker non-votes" (i.e., proxies from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the broker or nominee does not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not have the effect of votes in favor of or in opposition to the election of a director.

     The enclosed proxy will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.


                                   PROPOSAL 1
                          ELECTION OF CLASS I DIRECTOR

     The Company's Board of Directors consists of four directors divided into three classes. The terms of office of Class I, Class II and Class III directors expire at the 2002, 2003 and 2004 Annual Meeting of Stockholders, respectively. At each annual meeting, directors are chosen to succeed those in the Class whose term expires at that annual meeting to serve for a term of three years each and until their respective successors are elected and qualified. Each of the present directors of the Company was elected by the Company's stockholders. At the Annual Meeting, one Class I director will be elected.

     Shares represented by valid proxies in the form accompanying this Proxy Statement will be voted for the election of the nominee named below, unless authority is withheld. Should the nominee listed below be unable to serve, it is intended that the proxies will be voted for such other nominee as may be designated by the Board of Directors. Unless otherwise directed, the persons named in the proxy accompanying this Proxy Statement intend to cast all proxies received for the election of Richard E. Gerzof to serve as director upon his nomination at the Annual Meeting. Mr. Gerzof has indicated to the Board that he expects to be available to serve as a director of the Company.

Recommendation

     THE BOARD OF DIRECTORS BELIEVES THAT THE ELECTION OF THE NOMINATED CLASS I DIRECTOR IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS ELECT THE NOMINATED CLASS I DIRECTOR.

Nominee For Director

     The following table sets forth certain information concerning the nominee for director of the Company:

Name                            Positions with the Company                  Age
- ----                            --------------------------                  ---

Richard E. Gerzof.............  Director, Member of the Audit and           57
                                Compensation Committees


Information About Nominee

     Richard E. Gerzof has been a director of the Company since its inception in 1988. Mr. Gerzof has been a partner of Sun Harbor Manor, a nursing home, since 1974. He has also been a licensed real estate broker since 1982 and was a partner or principal in Sonom Realty Co., a property management and construction firm, from 1974 through 1992. He has been a partner in Frank's Steaks, a restaurant in Jericho, New York, since 1993, a partner in Frank's Steaks of New York, a restaurant in Las Vegas, Nevada, since 1998 and a partner in Star City Galleries, a celebrity art gallery in Las Vegas, Nevada, since 1998.

Current Members of the Board of Directors

     The current directors of the Company, their respective Classes and terms of office and biographical information is as set forth below.

Director.                  Age             Class            Term Expires at
- --------                   ---             -----            ---------------
Richard E. Gerzof          57              I                2002 Annual Meeting
Stephen Katz               58              II               2003 Annual Meeting
Martin H. Kern             60              II               2003 Annual Meeting
Henry B. Ellis             52              III              2004 Annual Meeting

Biographical Information

     Stephen Katz has been Chairman of the Board of Directors since September 1996 and Chief Executive Officer and a director of the Company since May 1996. Mr. Katz served as Vice Chairman of the Board of Directors from May 1996 until September 1996. From September 1984 until September 1995 Mr. Katz was Chairman of the Board and Chief Executive Officer, and from September 1984 until September 1993 was President, of Nationwide Cellular Service, Inc., then a publicly traded reseller of cellular telephone services. Since 1992 Mr. Katz has been Chairman of the Board and Chief Executive Officer of Cellular Technical Services Company, Inc., a publicly held company engaged in developing software for the cellular telephone industry.

     Martin H. Kern has been a director of the Company since November 1997. Since 1988 Mr. Kern has been President of Diversified Resources Inc., a management consulting firm specializing in turnarounds and the marketing of consumer products. Prior thereto and for more than five years he was Executive Vice President of The Great Atlantic & Pacific Tea Co., Inc. ("A&P"), and also served as Chairman of the Board/President of Super Market Service Corp. and President of Supermarket Distributing Corp., both A&P operating subsidiaries.

     Henry B. Ellis has been a director of the Company since July 1996. Since 1992 Mr. Ellis has been President and Chief Executive Officer of Bassett California Company, a family-owned real estate holding company located in El Paso, Texas. From June 1992 to February 1994 Mr. Ellis served as Chairman of the Board and Chief Executive Officer of Grayson County State Bank, located in Sherman, Texas. Since 1992 Mr. Ellis has served as a member of the Board of Directors of Bluebonnet Savings Bank, a savings and loan institution located in Dallas, Texas. Since February 2001 Mr. Ellis has also served as a member of the Board of Directors of Cellular Technical Services Company, Inc.

Committees

     During the fiscal year ended September 30, 2001 the Company's Board of Directors held 4 meetings and took action by unanimous written consent on two occasions. The Board of Directors has a Compensation Committee, comprised of Messrs. Ellis, Kern and Gerzof, and an Audit Committee, comprised of Messrs. Ellis, Kern and Gerzof. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company, reviews general policy matters relating to the compensation and benefits of employees of the Company and administers the issuance of stock options to the Company's officers, employees, directors and consultants. The Compensation Committee held two meeting during fiscal 2001 and took action by unanimous written consent on two occasions. The Audit Committee meets with management and the Company's independent auditors to determine the adequacy of internal controls and other financial reporting matters. The Audit Committee held eight meetings during fiscal 2001. Each director attended at least 75% of the aggregate of all meetings of the Board of Directors held while he was a director and all meetings held by a committee of the Board on which he served.

     Each member of the Audit Committee meets the independence requirements for audit committee members under the listing standards of the NASDAQ National Market, on which the Company's Common Stock is listed. The Committee provides assistance to the Company's directors in fulfilling the Board's oversight responsibility as to the Company's accounting, auditing and financial reporting practices and as to the quality and integrity of the financial reports of the Company. The specific functions and responsibilities of the Audit Committee are set forth in the written charter of the Audit Committee adopted by the Board of Directors. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. A report of the Audit Committee appears under the caption "Audit Committee Report," below.


Audit Committee Report

     Management has the primary responsibility for the Company's financial reporting process, including its financial statements, while the Board is responsible for overseeing the Company's accounting, auditing and financial reporting practices and the Company's independent public accountants have the responsibility for the examination of the Company's annual financial statements, expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States and issuing a report thereon. In assisting the Board in fulfilling its oversight responsibility with respect to the Company's fiscal year ended September 30, 2001, the Audit Committee:

o Reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2001 with management and Arthur Andersen LLP ("Arthur Andersen"), the Company's independent public accountants;

o Discussed with Arthur Andersen the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees", as amended, relating to the conduct of the audit; and

o Received the written disclosures and the letter from Arthur Andersen regarding its independence as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees". The Audit Committee also discussed Arthur Andersen's independence with Arthur Andersen and considered whether the provision of non-audit services rendered by Arthur Andersen was compatible with maintaining its independence under Securities and Exchange Commission rules governing the independence of a company's outside auditors.

     Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company's audited financial statements for the fiscal year ended September 30, 2001 be included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for that year.

                                            Respectfully,

                                            Henry B. Ellis
                                            Richard E. Gerzof
                                            Martin H. Kern


Information about Non-Director Executive Officers

     The following table sets forth certain information with respect to the non-director executive officers of the Company. Officers are elected annually by the Board of Directors and serve at the discretion of the Board.

Name                      Age    Position
- ----                      ---    --------

Thomas McNeill.........   39     Vice President, Chief Financial Officer and
                                 Secretary
Thomas Oliveri ........   43     Vice President, Chief Operating Officer

     Thomas McNeill has been Secretary of the Company since March 1997 and Vice President and Chief Financial Officer of the Company since September 1997. From October 1996 to September 1997 he served as Controller of the Company. From March 1995 through October 1996 Mr. McNeill was Director of Finance for Bellco Drug Corp., a pharmaceutical distribution company. From January 1991 through August 1992 he was Controller and from August 1992 to May 1994 he was Vice President of Operations, for the Marx & Newman Co. division of the United States Shoe Corporation, a manufacturer and distributor of women's footwear.

     Thomas Oliveri has been Vice President, Chief Operating Officer of the Company since November 2000 and was Vice President, Operations from March 1999 to October 2000. He was Director of Operations of the Company from January 1999 to February 1999. From May 1998 to November 1998 he served as Director of Operations for Bennett X-Ray. From December 1995 to May 1998, he served as plant manager and then as general manager of the Cybex division of Lumex, Inc. From May 1993 to November 1995 he served as manager of technical services and then plant manager within the Lumex division of Lumex, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. To the Company's knowledge, based solely on a review of such reports furnished to the Company with respect to its most recent fiscal year, the Company believes that during or with respect to the fiscal year ended September 30, 2001 each executive officer and director failed to file timely a Form 5 report with respect to the receipt of a stock option.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of December 31, 2001, certain information as to the Common Stock ownership of each of the Company's directors and nominees for director, each of the officers included in the Summary Compensation Table below, all executive officers and directors as a group and all persons known by the Company to be the beneficial owners of more than five percent of the Company's Common Stock. Unless otherwise noted, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of Common Stock beneficially owned by such person.

                                                    Amount and Nature        Percentage of
                                                      Of Beneficial           Outstanding
            Name and Address                            Ownership             Shares Owned
            ----------------                            ---------             ------------
Stephen Katz...................................       726,300(1)                  12.5%
   c/o Global Payment Technologies, Inc.
   20 East Sunrise Highway, Suite 201
   Valley Stream, NY 11581

Odyssey Financial Company......................         335,000                    6.1%
   c/o Stephen Katz
   20 East Sunrise Highway, Suite 201
   Valley Stream, NY 11581

Richard E. Gerzof..............................       358,350(2)                   6.5%
   161 Sportsman Avenue
   Freeport, NY 11520

William H. Wood................................         306,786                    5.6%
   621 Farr Shores Drive
   Hot Springs, AR 71913

Thomas McNeill.................................        42,125(3)                    *
   c/o Global Payment Technologies, Inc.
   425B Oser Avenue
   Hauppauge, NY 11788

Henry B. Ellis.................................        35,010(4)                    *
   303 Texas Avenue #15
   El Paso, Texas 79901

Thomas Oliveri.................................        21,000(5)                    *
   c/o Global Payment Technologies, Inc.
   20 East Sunrise Highway, Suite 201
   Valley Stream, NY 11581

                                                    Amount and Nature        Percentage of
                                                      Of Beneficial           Outstanding
            Name and Address                            Ownership             Shares Owned
            ----------------                            ---------             ------------
Martin H. Kern.................................        19,125(6)                    *
   c/o Global Payment Technologies, Inc.
   20 East Sunrise Highway, Suite 201
   Valley Stream, NY 11581

Robert W. Nadar................................          2,000                      *
   c/o Global Payment Technologies, Inc.
   425-B Oser Avenue
   Hauppauge, NY 11788

All directors and executive officers as a group      1,201,910(7)                 20.4%
(6 persons)....................................

- ----------
*  Less than 1%

(1) Includes 300,000 shares issuable upon exercise of currently exercisable stock options and 335,000 shares owned of record by Odyssey Financial Company, a partnership of which Mr. Katz is Managing General Partner.

(2) Includes 8,375 shares issuable upon exercise of currently exercisable options.

(3) Includes 34,125 shares issuable upon exercise of currently exercisable options.

(4) Includes 8,125 shares issuable upon exercise of currently exercisable options.

(5) Includes 21,000 shares issuable upon exercise of currently exercisable options.

(6) Includes 6,625 shares issuable upon exercise of currently exercisable options.

(7) Includes 378,250 shares issuable upon exercise of currently exercisable options.

                             EXECUTIVE COMPENSATION
                           Summary Compensation Table

     The following table summarizes the compensation earned for the last three fiscal years by the Company's Chief Executive Officer and all other executive officers whose salary and bonus exceeded $100,000 for the 2001 fiscal year (the "Named Executive Officers"), for services in all capacities to the Company during its 2001, 2000 and 1999 fiscal years.

                                                                                         Long-Term
                                                          Annual Compensation           Compensation
                                                          -------------------           ------------
                                                                                         Securities
          Name and Principal                                                             Underlying
               Position                  Year            Salary          Bonus            Options
               --------                  ----            ------          -----            -------
Stephen Katz........................     2001          $152,000        $30,000            300,000
    Chairman of the Board and            2000           150,000            ---                ---
    Chief Executive Officer              1999           150,000         50,000                ---

Thomas McNeill......................     2001           140,000         40,000             20,000
    Vice President, Chief                2000           115,000            ---             15,000
    Financial Officer                    1999           103,000         17,500              7,500

Robert W. Nader.....................     2001           195,000            ---                ---
    Senior Vice President, Sales         2000           180,000            ---             25,000
    and Business Development (a)         1999           218,000            ---             12,000


Thomas Oliveri......................     2001           155,000         40,000             25,000
    Vice President, Chief                2000           135,000            ---             20,000
    Operating Officer (b)                1999            84,000         15,000             16,500


(a) Effective October 2001, Mr. Nader is no longer in the employ of the Company.

(b)  Mr. Oliveri joined the Company in January 1999.

                        Option Grants in Last Fiscal Year
                               (Individual Grants)

                                                                                                    Potential Realizable Value at
                                                                                                    Assumed Annual Rates of Stock
                                                   % of Total Options                               Price Appreciation for Option
                            Number of Securities       Granted to       Exercise                                 Term
                             Underlying Options       Employees in        Price     Expiration      -----------------------------
            Name                   Granted             Fiscal Year      ($/Share)      Date             At 5%            At 10%
            ----                   -------             -----------      ---------      ----             -----            ------
Stephen Katz.............         300,000(2)               74.5%          $3.08       9/19/08         $376,000          $877,000
Thomas Oliveri...........          25,000(1)                6.2%          $2.94       2/22/08          $30,000           $70,000
Thomas McNeill...........          20,000(1)                5.0%          $2.94       2/22/08          $24,000           $56,000

     ----------
     (1) The option was awarded at the fair market value of the Company's Common Stock at February 23, 2001, the date of the award, and becomes exercisable in cumulative annual installments of 25% per year on each of the first four anniversaries of the grant date.

     (2) The option was awarded on September 20, 2001 and was immediately exercisable.


                    Aggregated Fiscal Year End Option Values

                                                            Number of Securities
                                                           Underlying Unexercised         Value of Unexercised
                                 Shares                          Options at               In-the-Money Options
                              Acquired on                     September 30, 2001         September 30, 2001(1)
                                Exercise      Value           ------------------         ---------------------
             Name                 (#)        Realized     Exercisable/Unexercisable    Exercisable/Unexercisable
             ----                 ---        --------     -------------------------    -------------------------
Stephen Katz.................      0          $  0           300,000            0       $27,000         $   0
Thomas McNeill...............      0             0            33,625       32,875             0         4,600
Robert W. Nader..............      0             0            41,500       21,000             0             0
Thomas Oliveri...............      0             0            18,250       43,250             0         5,750

     ----------
     (1) The closing price of the Company's Common Stock as reported on the Nasdaq National Market on September 30, 2001 was $3.17 per share. Value is calculated by multiplying (a) the difference between the closing price and the option exercise price by (b) the number of shares of Common Stock underlying the option.

Compensation of Directors

     Messrs. Ellis, Kern and Gerzof were each granted 15,500 stock options for services rendered as directors during the 2001 fiscal year.

Employment Agreements

     Effective September 1, 2001 the Company entered into an agreement with Stephen Katz providing for his employment as the Company's Chief Executive Officer and Chairman of the Board. The agreement provides for a two-year term, with an automatic extension for an additional one-year term beyond the initial two-year term unless and until either the Company or Mr. Katz provides advance written notice of a desire to terminate the agreement. The agreement provides for a salary at a rate of $175,000 per year and may be increased to a maximum of $225,000 should certain goals, as determined by the Board of Directors, be attained. The agreement also provides for participation in employee benefit plans, the use of an automobile and other fringe benefits.

     Effective July 1, 2001 the Company entered into an agreement with Thomas Oliveri providing for his employment as Vice President and Chief Operating Officer for a three-year term. The agreement provides for a salary at a rate of $160,000 per year and bonuses and stock options as determined by the Board of Directors. The agreement also provides for participation in employee benefit plans and other fringe benefits.

     Effective May 1, 2000 the Company entered into an agreement with Thomas McNeill providing for his employment as Vice President and Chief Financial Officer for a two-year term, with an automatic extension for an additional one-year term unless and until either the Company or Mr. McNeill provides 180 day advance written notice of a desire to terminate the agreement. The agreement provides for a salary at a rate of $143,000 per year and bonuses and stock options as determined by the Board of Directors. The agreement also provides for participation in employee benefit plans, the use of an automobile and other fringe benefits.


Certain Relationships and Related Transactions

     The Company leases approximately 2,058 square feet in Valley Stream, New York, from a company in which Stephen Katz, Chairman of the Board of Directors and Chief Executive Officer of the Company, is a part owner. The lease, which expires February 28, 2002, provides for an annual base rental of $45,000. The facility houses certain executive functions of the Company. The Company believes that the terms of the lease are fair and reasonable and as favorable to it as could be obtained from unaffiliated third parties.

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee of the Company's Board of Directors are Henry B. Ellis, Richard E. Gerzof and Martin H. Kern, each of whom is a non-employee director.

No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report, the audit committee disclosures and report on pages five and six, and the performance graph on page 15 shall not be incorporated by reference to any such filings.

                     REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

     The Compensation Committee of the Board of Directors is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. In addition, the Compensation Committee determines the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company. The Compensation Committee is composed of three non-employee directors.

     The objectives of the Company's executive compensation program are to:

          *    Support the achievement of desired Company performance; and

          * Provide compensation that will attract and retain superior talent and reward performance

     The executive compensation program provides an overall level of compensation opportunity that is competitive within the manufacturing industry on Long Island, as well as with a broader group of companies of comparable size and complexity.

EXECUTIVE OFFICER COMPENSATION PROGRAM

     The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options and various benefits, including medical and 401(k) plans generally available to employees of the Company.

     Base Salary

     Base salary levels for the Company's executive officers are competitively set relative to companies in the manufacturing industry on Long Island, as well as with a broader group of companies of comparable size and complexity. In determining salaries, the Compensation Committee also takes into account individual experience and performance and specific issues particular to the Company.

     Stock Option Program

     The stock option program is the Company's long-term incentive plan for providing an incentive to key employees (including directors and officers who are key employees) and to directors who are not employees of the Company.

     The 1994, 1996 and 2000 Stock Option Plans authorize the Compensation Committee to award key executives stock options. Options granted under the plans may be granted containing terms determined by the Committee, including exercise period and price; provided, however, that the plans require that the exercise price may not be less than the fair market value of the Common Stock on the date of the grant and the exercise period may not exceed ten years, subject to further limitations.

     Benefits

     The Company provides to executive officers medical and 401(k) plan benefits that generally are available to Company employees. The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary for fiscal 2001.

     Bonus

     Based upon recommendations of the Compensation Committee, the Company provides to certain executive officers bonuses based on their performance and the performance of the Company.

     Chief Executive Officer Compensation

     Mr. Stephen Katz was appointed to the position of Chief Executive Officer in May 1996. Mr. Katz earns an annual base salary of $175,000 and bonuses and stock options as determined by the Company's Board of Directors. In making this determination, the Board of Directors takes into account the Compensation Committee's recommendations, which, in the case of Mr. Katz, are based on the overall performance of the Company.

                                          Henry B. Ellis
                                          Richard E. Gerzof
                                          Martin H. Kern

                                          Members of the Compensation Committee

                                Performance Graph


     Set forth below is a graph comparing the yearly change in the cumulative stockholder return on the Company's Common Stock since September 30, 1996 with the NASDAQ Stock Market Index (U.S.) and the NASDAQ Non-Financial Index. The graph assumes $100 was invested at the close of business on September 30, 1996 in the Company's Common Stock and in each of the indices and that all dividends on the stocks included in the NASDAQ indices were reinvested. No cash dividends were paid on the Company's Common Stock. The stockholder return shown on the graph below is not necessarily indicative of future performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

[THE FOLLOWING TABLE WAS REPRESENTED BY A LINE GRAPH IN THE PRINTED MATERIALS.]


- ------------------------------------------------------------------------------------------------------
                                        9/30/96    9/30/97    9/30/98   9/30/99    9/29/00   9/28/01
- ------------------------------------------------------------------------------------------------------
Global Payment Technologies, Inc.        $100        $115       $69        $83       $58       $32
- ------------------------------------------------------------------------------------------------------
NASDAQ Stock Market Index (U.S.)         $100        $137      $139       $228      $302      $124
- ------------------------------------------------------------------------------------------------------
NASDAQ Non-Financial Index               $100        $134      $135       $230      $313      $116
- ------------------------------------------------------------------------------------------------------

                              INDEPENDENT AUDITORS

     Arthur Andersen LLP has audited and reported upon the financial statements of the Company for the fiscal year ended September 30, 2001. It is currently anticipated that Arthur Andersen LLP will be selected by the Board of Directors to examine and report on the financial statements of the Company for the year ending September 30, 2002. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     For the fiscal year ended September 30, 2001, the Company paid (or will pay) the following fees to Arthur Andersen LLP for services rendered during the audit in respect of that year:

     Audit Fees                                $50,000
     Financial Information Systems Design and Implementation

     All Other Fees
          Audit Related                          8,250
          Other Fees - (Tax service)            30,400
     Total All Other Fees                       38,650

     Total                                     $88,650

The Audit Committee of the Board of Directors has considered whether the provision of non-audit services by Arthur Andersen LLP is compatible with maintaining auditor independence.


                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the Company's Annual Meeting to be held in 2003 must be received by the Company for inclusion in the Company's proxy statement relating to that meeting not later than October 25, 2002. Such proposals should be addressed to Secretary, Global Payment Technologies, Inc., 425B Oser Avenue, Hauppauge, New York 11788. Notices of stockholder proposals submitted outside the processes of Rule 14a-8 of the Securities Exchange Act of 1934 (relating to proposals to be presented at the meeting but not included in the Company's proxy statement and form of proxy), will be considered untimely, and thus the Company's proxy may confer discretionary voting authority on the persons named in the proxy with regard to such proposals, if received after January 7, 2003.

                                OTHER INFORMATION

     An annual report to stockholders for the year ended September 30, 2001 is being furnished herewith to each stockholder of record as of the close of business on February 14, 2002. Copies of the Company's Annual Report on Form 10-K will be provided free of charge upon written request to:

                        Global Payment Technologies, Inc.
                                425B Oser Avenue,
                            Hauppauge, New York 11788
                      Attention: Thomas McNeill, Secretary

     In addition, copies of any exhibits to the Annual Report on Form 10-K will be provided for a nominal charge to stockholders who make a written request to the Company at the above address.

     The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

                                      By Order of the Board of Directors,



                                      THOMAS MCNEILL
                                      Secretary

January 28, 2002

                                   PROXY CARD


PROXY                                                                      PROXY
- -----                                                                      -----

                        GLOBAL PAYMENT TECHNOLOGIES, INC.
                 (Solicited on behalf of the Board of Directors)

     The undersigned holder of Common Stock of GLOBAL PAYMENT TECHNOLOGIES, INC., revoking all proxies heretofore given, hereby constitutes and appoints Stephen Katz and Thomas McNeill, and each of them, Proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present at the 2002 Annual Meeting of Stockholders of GLOBAL PAYMENT TECHNOLOGIES, INC., to be held at the Garden City Hotel, 45 7th Street, Garden City, New York 11530, on Friday, March 22, 2002 at 10:00 a.m., Eastern Standard Time, and at any adjournments or postponements thereof.

     The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.

     Each properly executed Proxy will be voted in accordance with the specifications made below and in the discretion of the Proxies on any other matter that may come before the meeting. Where no choice is specified, this Proxy will be voted FOR the listed nominee to serve as a director.

The Board of Directors recommends a vote FOR the listed nominee.

1.   Election of one Class I Director   |_| FOR listed nominee
                                        |_| AGAINST listed nominee
                                        |_| WITHHOLD AUTHORITY to vote for
                                            listed nominee

                       Nominee:  Richard E. Gerzof

2. The Proxies are authorized to vote in their discretion upon such other matters as may properly come before the meeting.


      PLEASE MARK, DATE AND SIGN THIS PROXY ON THIS AND THE REVERSE SIDE.

                                   The shares represented by this Proxy will be
                              voted in the manner directed. In the absence of any direction, the shares will be voted FOR the nominee named in Proposal 1 and in accordance with the discretion of the Proxies on such other matters as may properly come before the meeting.

                              Dated:____________________________________, 2002

                              ________________________________________________

                              ________________________________________________
                                  Signature(s)
                              (Signature(s) should conform to names as registered. For jointly owned shares, each owner should sign. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title).

                         PLEASE MARK AND SIGN ABOVE AND
                                RETURN PROMPTLY.